UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 _______________________________
FORM 8-K
__________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2018
_______________________________
NanoString Technologies, Inc.
(Exact name of registrant as specified in its charter)
  ________________________________

Delaware	001-35980	20-0094687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Fairview Avenue North
Seattle, Washington 98109
(Address of principal executive offices, including zip code)

(206) 378-6266
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

 _________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act).   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 6, 2018, the compensation committee of the board of directors of NanoString Technologies, Inc. (the “Company”) approved 2017 non-equity incentive plan compensation and 2018 base salaries for each of the Company’s named executive officers. For additional information, please see the section captioned “Executive Compensation” of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “Commission”) on April 28, 2017.

Named Executive Officer	Title	2017 Non-Equity Plan Compensation	2018 Base Salary
R. Bradley Gray	President and Chief Executive Officer	$240,125	$565,000
James A. Johnson	Chief Financial Officer (former)	98,000	—
David W. Ghesquiere	Senior Vice President, Corporate and Business Development	93,750	375,000
The 2018 base salaries for Messrs. Gray and Ghesquiere set forth in the table above are unchanged from their respective 2017 base salaries.
Messrs. Gray and Ghesquiere are eligible to receive bonuses under the Company’s 2018 non-equity incentive plan of up to 85% and 50%, respectively, of their base salary. Mr. Gray’s bonus is based solely on corporate goals. The bonus for Mr. Ghesquiere is based 75% on corporate goals and 25% on individual goals. The 2018 corporate goals include achieving product and service revenue and growth targets; launching new panel products for oncology, neurology, and immunology research; launching the Digital Spatial Profiling product on an early access basis; advancing development of new products, such as the LymphMark™ assay and Hyb & Seq™ technology; and achievement of cash position goals and other financial targets. Mr. Thomas Bailey, the Company’s Chief Financial Officer, is also eligible to receive a bonus under the Company’s 2018 non-equity incentive plan of up to 50% of his base salary, based 75% on corporate goals and 25% on individual goals. For additional information regarding Mr. Bailey’s compensation, please see the Company’s Form 8-K filed with the Commission on January 16, 2018.
Item 7.01 Regulation FD Disclosure.
On January 8, 2018, the Company issued a press release announcing certain preliminary operational and financial results for its fourth quarter and fiscal year 2017. The press release incorrectly stated that cash, cash equivalents and short-term investments were approximately $82.0 million at December 31, 2017. The correct balance of cash, cash equivalents and short-term investments at December 31, 2017 was approximately $77.6 million. This correction does not impact the Company’s expectation that its existing cash on-hand will be sufficient to fund its operations through mid-2019. Other than the foregoing, there are no other changes to the information contained in the January 8, 2018 press release.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoString Technologies, Inc.

Date:	February 9, 2018	By:	/s/ R. Bradley Gray
R. Bradley Gray
President and Chief Executive Officer